Exhibit 5.1

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482 Telephone: +1 (212) 837-6000 Fax: +1 (212) 422-4726 hugheshubbard.com

October 24, 2019

CBS Corporation

51 West 52nd Street

New York, New York 10019

Re: Registration Statement on Form S-4 (File No. 333-234238)

Ladies and Gentlemen:

We have acted as special counsel to CBS Corporation, a Delaware corporation (“CBS”), in connection with the preparation and filing of CBS’ Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares of CBS class A common stock, par value $0.001 per share, and CBS class B common stock, par value $0.001 per share (collectively, the “Shares”), to be issued by CBS pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 16, 2019 (as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and between CBS and Viacom Inc., a Delaware corporation.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Amended and Restated Certificate of Incorporation of CBS Corporation, the Amended and Restated Bylaws of CBS Corporation and forms of the Amended and Restated Certificate of Incorporation of ViacomCBS Inc. and the Amended and Restated Bylaws of ViacomCBS Inc., each of which is proposed in connection with the Merger Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of CBS and certificates or comparable documents of public officials and of officers and representatives of CBS.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by CBS pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. CBS is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related joint consent solicitation statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP

Hughes Hubbard & Reed LLP